UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): May 14, 2018 (May 8, 2018)

FOAMIX PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

Israel	001-36621	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

+972-8-9316233
(Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 8, 2018, Foamix Pharmaceuticals Ltd. (the “Company”) held its 2018 Annual General Meeting of Shareholders (the “Annual General Meeting”). The following is a summary of the proposals and the voting results of the Annual General Meeting. A more complete and detailed description of each matter is set out in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 11, 2018 (the “Proxy Statement”).  Capitalized terms used in this summary without definition have the meaning assigned to them in the Proxy Statement.

1. The Company’s shareholders appointed Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC), an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorized the Board (or the Audit Committee, if such authority is delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services, pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
16,680,129	10,500	109,465	0

2. The Company’s shareholders ratified the election of Mr. David Domzalski, the Company’s CEO, as a director of the Company, pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
12,016,067	4,671,462	112,565	0

3. The Company’s shareholders approved the annual equity incentive awards to the Company’s non-executive directors, awarding each of them options, restricted stock units (“RSUs”) or a combination of the two under the Company’s 2015 Plan or under any equity incentive plan subsequently approved by shareholders, in an aggregate amount equivalent to (a) up to $75,000 for non-executive directors other than for the chairman of the Board and (b) up to $150,000 for the chairman of the Board, pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
11,380,010	5,310,283	109,801	0

4a. The Company’s shareholders approved the award to Mr. Domzalski, the Company’s CEO, of 70,187 options and 23,396 RSUs for 2017 under the Company’s 2015 Plan and its 2015 US Addendum, and in accordance with the Company’s Compensation Policy as previously approved by shareholders, pursuant to the following final voting results:

For	Against	Abstain	Broker Non-Vote
12,853,418	3,781,468	110,501	0

4b. The Company’s shareholders approved the terms of Mr. Domzalski’s cash bonus and equity compensation for 2018, comprising (a) a target cash bonus for the 12-month period commencing on January 1, 2018 of up to 60% of his base salary (currently, up to $264,000), subject to achieving the key performance indicators described in the Proxy Statement; (b) an additional cash bonus for the 12-month period commencing on January 1, 2018, of up to an additional 60% of his base salary (currently, up to $264,000), in cases of extraordinary performance; and (c) an equity incentive award bonus for the 12-month period commencing on January 1, 2018, up to a maximum amount, on the date of grant, of 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis, in each case, as determined by, and upon further recommendation of, the chairman of the Board and approval of the Compensation Committee and the Board. The shareholders’ approval was obtained pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
12,859,573	3,776,513	111,601	0

5a. The Company’s shareholders approved the 2016 Equity Compensation Bonus for Dr. Tamarkin in the amount of $192,500 in respect of his service as CEO in 2016 and in lieu of his entitlement to 137,428 options and 45,750 RSUs under the 2015 Plan that were previously granted to him (subject to shareholder approval) as part of his Termination Agreement, as amended. The shareholders’ approval was obtained pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
16,580,926	32,460	117,201	0

5b. The Company’s shareholders approved Dr. Tamarkin’s cash bonus in the amount of $55,400 in respect of his service to the Company as CEO in the first half of 2017, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
16,578,262	35,109	116,916	0

6. The Company’s shareholders approved the Company’s Amended Compensation Policy in the form attached as Exhibit C to the Proxy Statement, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
15,937,185	810,730	4,172	0

As required by Israeli law, each of proposals 4a, 4b, 5a, 5b and 6 were also approved by shareholders holding a majority of the ordinary shares voted on such proposals (excluding abstentions) who affirmatively confirmed that they were non-controlling shareholders and did not have a personal interest in such proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2018

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Ilan Hadar
Ilan Hadar
Chief Financial Officer & Country Manager